Exhibit 4.1(a)


                            Broadband Maritime Inc.
       Capitalization Table Pre Merger (Giving Effect to Second Tranche)

                           Accrued
                          Dividends
                             on                                  Total     % of
                          Preferred    Total       Total       Common as   Total    Warrants /    $.02           Fully
                             Stock    Class A     Common       converted   Common    Options     Warrants        diluted         %
------------------------- ---------- ---------  -----------  ------------- ------- ----------- ------------  --------------  -------
  Preferred
AIGH                          6,071   187,715                 193,786,009  13.31%  71,969,502   21,888,002     287,643,513    11.94%
Globis                        3,151    93,990                  97,140,628   6.67%  36,035,407   10,959,407     144,135,442     5.98%
Other holders                26,891   790,315                 817,206,552  56.14% 303,005,091   92,152,591   1,212,364,234    50.31%
Other New and/or
 Existing Investors                   250,000                 250,000,000  17.17%              125,000,000     375,000,000    15.56%
   Common Shares                                                                                                          -
Globis Capital                                   52,914,300     52,914,300   3.63%  26,457,150                   79,371,450    3.29%
Other Common Stockholders                        44,697,797     44,697,797   3.07%  22,348,899                   67,046,696    2.78%
------------------------- ---------- ---------  -----------  ------------- ------- ----------- ------------  --------------  -------
 Total Shares Outstanding     36,113 1,322,020   97,612,097  1,455,745,286 100.00%                            2,165,561,335
------------------------- ---------- ---------  -----------  ------------- ------- ----------- ------------  --------------  -------

Options and warrant to
 purchase Common Shares
Employee options -
 vested                                                                              4,290,357                    4,290,357    0.18%
Employee options -
 not vested                                                                         17,950,200                   17,950,200    0.74%
Director options -
 vested                                                                              9,073,254                    9,073,254    0.38%
Director options -
 not vested                                                                         25,869,762                   25,869,762    1.07%
Finder options                                                                       1,283,109                    1,283,109    0.05%
2005 Bridge warrants                                                                 5,625,000                    5,625,000    0.23%
Founder performance
 options                                                                           151,600,950                  151,600,950    6.29%
Options available in
 pool (Unissued)                                                                    28,407,303                   28,407,303    1.18%

------------------------- ---------- ---------  -----------  ------------- ------- ----------- ------------  --------------  -------
 Total                        36,113 1,322,020   97,612,097  1,455,745,286         703,915,984  250,000,000   2,409,661,270     100%
------------------------- ---------- ---------  -----------  ------------- ------- ----------- ------------  --------------  -------

Total Fully Diluted and
 Converted Common Shares                                                                                      2,409,661,270
------------------------- ---------- ---------  -----------  ------------- ------- ----------- ------------  --------------  -------



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                 BBM Holdings, Inc. f/k/a Prime Resource, Inc.
                        Capitalization Table Post Merger

                                                                % of
                                          Total      Total   Warrants /     $.02         fully
                                         Common     Common    Options      Warrants     diluted         %
--------------------------------------  ----------  ------ ------------ -------------- -----------  --------
   COMMON
AIGH                                     3,253,685  12.56%    1,208,375        367,502   4,829,561    11.35%
Globis                                   1,631,000   6.30%      605,038        184,009   2,420,047     5.69%
Other Pre-Merger Broadband
 Maritime Preferred stockholders        13,720,974  52.98%    5,087,484      1,547,251  20,355,708    47.82%
Other New and/or Existing
 Investors                               4,197,523  16.21%                   2,098,762   6,296,285    14.79%
Globis Capital                             888,436   3.43%      444,218                  1,332,654     3.13%
Other Pre-Merger Broadband
 Maritime common stockholders              750,480   2.90%      375,240                  1,125,720     2.64%
Pre-Merger Prime Resource
 common stockholders                     1,454,090   5.62%                               1,454,090     3.42%

 Total Common Shares Outstanding        25,896,188    100%

Options and warrant to purchase
 Common Shares
Employee options - vested                                      72,035                     72,035      0.17%
Employee options - not vested                                 301,386                    301,386      0.71%
Director options - vested                                     152,341                    152,341      0.36%
Director options - not vested                                 434,356                    434,356      1.02%
Finder options                                                 21,544                     21,544      0.05%
2005 Bridge warrants                                           94,444                     94,444      0.22%
Founder performance options                                 2,545,394                  2,545,394      5.98%
Options available in pool (Unissued)                          476,961                    476,961      1.12%
Griffin Securities Warrants                                   650,883                    650,883      1.53%

--------------------------------------  ----------  ------ ------------ -------------- -----------  --------
Total                                   25,896,188          12,469,698      4,197,523  42,563,409    100.00%
--------------------------------------  ----------  ------ ------------ -------------- -----------  --------

PREFERRED
Pre-Merger Prime Resource
 Series A Preferred stockholders         1,454,090    100%

--------------------------------------  ----------  ------ ------------ -------------- -----------  --------
Total                                    1,454,090    100%
--------------------------------------  ----------  ------ ------------ -------------- -----------  --------






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